UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 22, 2015

ENERGY FOCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24230	94-3021850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

32000 Aurora Road, Suite B
Solon, Ohio		44139
(Address of principal executive offices)		(Zip Code)

(440) 715-1300
(Registrant’s telephone number,
including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2015, the Board of Directors of Energy Focus, Inc. (the “Company”) appointed Marcia J. Miller to serve as the Company’s Chief Financial Officer. Ms. Miller had been serving as the Company’s interim Chief Financial Officer since February 2015. In connection with this appointment, Ms. Miller’s annual base salary was increased by $50,000.

Ms. Miller, age 53, joined the company in March 2012 as Assistant Controller, was promoted to Corporate Controller in July 2013 and was appointed interim Chief Financial Officer in February 2015. Prior to her role with the Company, Ms. Miller served as Manager Financial Planning and Analysis of Rockwell Automation, a company dedicated to industrial automation and control and information solutions, from August 2011 to March 2012; as Controller of Wingspan Care Group, the non-for-profit parent company of entities that provide behavior healthcare to children and adolescences, from October 2009 to August 2011; and as Assistant Controller for Keithley Instruments, Inc., a then publicly-traded electronic instruments designer, developer and manufacturer, from April 2008 to October 2009. Ms. Miller began her career with Arthur Young, LLP in 1985 and joined Keithley Instruments in 1989.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 24, 2015, the Company filed a Certificate of Amendment (the “Amendment”) to its Certificate of Incorporation with the Secretary of State of the State of Delaware to increase the number of authorized shares of common stock from 15,000,000 shares to 30,000,000 shares.

At the Company’s Annual Meeting of the Stockholders (the “Annual Meeting”) held on July 22, 2015, the Company’s stockholders approved the Amendment, as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on June 18, 2015 (the “Proxy Statement”).

A copy of the Amendment is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on July 22, 2015. A total of 8,410,434 shares of common stock, representing approximately 83.9% of the shares outstanding, were represented at the meeting. The matters voted upon and the results of the votes were as follows:

Proposal No. 1 - Election of Directors

	For	Withheld
Ronald D. Black	5,794,316	17,050
Simon Cheng	4,729,727	1,081,639
William Cohen	5,794,116	17,250
Glenda Dorchak	5,794,679	16,687
Marc J. Eisenberg	5,795,016	16,350
Jiangang Luo	4,964,074	847,292
Michael Ramelot	5,795,654	15,712
James Tu	5,759,141	52,225

The eight Directors listed above were elected to serve until the next annual meeting or until their respective successors are duly elected or appointed.

Proposal No. 2 - Advisory Approval of Executive Officer Compensation

For	Against	Abstain
5,720,411	76,414	14,541

Proposal No. 3 - Approval of the Amendment to the Certificate of Incorporation to Increase the Number of Authorized Shares of the Company’s Common Stock

For	Against	Abstain
8,191,471	210,544	8,419

Proposal No. 4 - Approval of the Amendment to the 2014 Stock Incentive Plan to Increase the Number of Authorized Shares of the Company’s Common Stock Available for Issuance under the 2014 Plan

For	Against	Abstain
5,698,230	103,727	9,409

The Company’s stockholders approved all proposals. The Proxy Statement provides more information about these proposals and the vote required for approval for each of them.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.    Description

3.1	Certificate of Amendment to the Certificate of Incorporation of Energy Focus, Inc. filed with the Secretary of State of the State of Delaware on July 24, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2015

ENERGY FOCUS, INC.

By: /s/ Marcia J. Miller
Name: Marcia J. Miller
Title: Chief Financial Officer

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